UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024 (October 18, 2024)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2024, Volcon, Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “ATM Agreement”) with Aegis Capital Corp. (“Aegis”). Pursuant to the terms of the ATM Agreement, the Company may sell from time to time through Aegis, as sales agent and/or principal, shares of the Company’s common stock, par value $0.00001 per share (“Shares”), with an aggregate sales price of up to $100 million. The Company intends to use the net proceeds from the sale of the Shares for working capital and for general corporate purposes.

Any sale of Shares pursuant to the ATM Agreement will be made under the Company’s effective “shelf” registration statement (the “Registration Statement”) on Form S-3 (File No. 333-269644), which became effective on March 21, 2023, and included base prospectus (the “Base Prospectus”), and under the related prospectus supplement (the “ATM Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) dated October 18, 2024. The $100.0 million of Shares that may be offered, issued, and sold under the ATM Prospectus is included in the $200,000,000 of securities that may be offered, issued, and sold by the Company under the Base Prospectus.

Under the ATM Agreement, the Company may offer and sell Shares through Aegis acting as sales agent and/or principal. Upon delivery of a placement notice and subject to the terms and conditions of the ATM Agreement, Aegis is required to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares from time to time based upon the Company’s instructions, including with regard to the number of shares to be sold, and otherwise in accordance with the terms of such Placement Notice. Subject to the terms of the Placement Notice, Aegis may sell the Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on the Nasdaq Capital Market or on any other existing trading market or directly to Aegis as principal in negotiated transactions for the Common Stock or to or through a market maker. Subject to the terms of a Placement Notice, Aegis may also sell Shares by any other method permitted by law, including in privately negotiated transactions, with the Company’s consent. The Company or Aegis, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the ATM Agreement.

Aegis will be paid a commission of 3.5% of the gross proceeds of the sale of the Shares sold pursuant the ATM Agreement. In addition, the Company has agreed to reimburse Aegis for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount equal to $75,000. The Company has also agreed to indemnify Aegis against certain liabilities.

The Company is not obligated to make any sales under the ATM Agreement, and any sales will depend on market conditions and the Company’s capital needs. Unless earlier terminated by either the Company or Aegis in accordance with the terms of the ATM Agreement, the agreement will terminate earlier to occur of: (i) the eighteen-month anniversary of the ATM Agreement or (ii) upon the sale of shares in an aggregate amount specified in the ATM Agreement.

The foregoing description of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The ATM Agreement is also incorporated by reference into the Registration Statement.

A copy of the opinion of ArentFox Schiff LLP relating to the legality of the Shares issuable under the ATM Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
1.1	At-The-Market Issuance Sales Agreement, dated October 18, 2024, by and between Volcon, Inc. and Aegis Capital Corp.
5.1	Opinion of ArentFox Schiff LLP
23.1	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: October 18, 2024	/s/ Greg Endo
Greg Endo Chief Financial Officer

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